Exhibit 8.1
LIST OF SUBSIDIARIES
The following is a list of the Registrant’s subsidiaries as of December 31, 2020, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

Company Name	Jurisdiction of Incorporation
Amnisure International LLC	USA
Cellestis Pty. Ltd.	Australia
Life Biotech Partners B.V.	Netherlands
NeuMoDx Inc.	USA
STAT-Dx Life S.L.	Spain
QIAGEN Aarhus A/S	Denmark
QIAGEN AB	Sweden
QIAGEN AG	Switzerland
QIAGEN Australia Holding Pty. Ltd.	Australia
QIAGEN Benelux B.V.	Netherlands
QIAGEN Beverly LLC	USA
QIAGEN China (Shanghai) Co. Ltd.	China
QIAGEN Luxembourg SARL	Luxembourg
QIAGEN Deutschland Holding GmbH	Germany
QIAGEN Finance (Malta) Ltd.	Malta
QIAGEN France S.A.S.	France
QIAGEN Gaithersburg LLC	USA
QIAGEN GmbH	Germany
QIAGEN Hamburg GmbH	Germany
QIAGEN Inc.	Canada
QIAGEN Instruments AG	Switzerland
QIAGEN K.K.	Japan
QIAGEN LLC	USA
QIAGEN Ltd.	UK
QIAGEN Manchester Ltd.	UK
QIAGEN Marseille S.A.	France
QIAGEN North American Holdings Inc.	USA
QIAGEN Pty. Ltd.	Australia
QIAGEN Redwood City Inc.	USA
QIAGEN Sciences LLC	USA
QIAGEN S.r.l.	Italy
QIAGEN Treasury Management Services Ltd.	UAE
QIAGEN U.S. Finance LLC	USA